U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 18, 2005

Venture Lending & Leasing III, Inc.

(Exact name of registrant as specified in its charter)

DELAWARE	814-00207	77-0534084
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2010 North First Street, Suite 310, San Jose, CA 95131

(Address of principal executive offices, zip code)

Registrant’s telephone number, including area code: (408) 436-8577

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐

Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act.

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

     Effective March 18, 2005, Salvador O. Gutierrez replaced Douglas D. Reed as the Chief Financial Officer of Venture Lending & Leasing III, Inc. (the “Company”).   Mr. Gutierrez, 61, has served as President and Director of the Company since the Company’s inception, and will continue in those positions in addition to the position of Chief Financial Officer.  Since 1993, Mr. Gutierrez has been the President and a director of Westech Investment Advisors, Inc. (“Westech Advisors”), the Company’s Investment Manager.  Mr. Gutierrez owns 50% of the voting securities of Westech Advisors.  The Company is party to a Management Agreement dated as of May 19, 2000 and last renewed November 10, 2004 among the Company, Westech Advisors, and Siguler Guff Advisers, LLC (“Adviser to the Manager”).  During the Company’s year ending December 31, 2004, $2,900,472 was paid by the Company to Westech Investment Advisors and the Adviser to the Manager pursuant to the terms of the Management Agreement.

Item 7.  Financial Statements and Exhibits

Exhibit Number

Description

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None

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned duly authorized.

VENTURE LENDING & LEASING III, INC.

(Registrant)

By:

/S/ Ronald W. Swenson

By:

/S/ Salvador O. Gutierrez

Ronald W. Swenson

Salvador O. Gutierrez

Chief Executive Officer

Chief Financial Officer

Date:

March 23, 2005

Date:

March 23, 2005